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                                                                  Exhibit 10.55

                            CENTERPOINT PROPERTIES TRUST
                    AMENDED AND RESTATED 1993 STOCK OPTION PLAN


This Amended and Restated 1993 Stock Option Plan amends and restates the CenterPoint Properties Corporation 1993 Stock Option Plan as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment.

                                     ARTICLE 1

                                PRELIMINARY MATTERS

1.1 PURPOSE. The purpose of this Stock Option Plan (the "Plan") is to provide additional incentive to certain individuals who are making and continue to make substantial contributions to the success of CenterPoint Properties Trust by providing them with an opportunity to acquire or increase their proprietary interest in CenterPoint Properties Trust through the grant and exercise of Incentive Stock Options and/or Nonqualified Options to purchase CenterPoint Properties Trust common shares ("Common Shares"). It is the judgment of the Board of Trustees of CenterPoint Properties Trust that the acquisition of a proprietary interest in CenterPoint Properties Trust by Employees and Independent Trustees will increase their personal interest in its growth and progress, thereby promoting the interests of CenterPoint Properties Trust.

1.2 NAME. The name of the Plan shall be the "CenterPoint Properties Trust Amended and Restated 1993 Stock Option Plan."

1.3 TYPE OF PLAN. Options granted under the Plan may be designated as Incentive Stock Options or as Nonqualified Options. It is intended that Incentive Stock Options will qualify as incentive stock options under section 422 of the Internal Revenue Code of 1986, as amended, and the terms of the Plan shall be interpreted in accordance with this intention.


                                     ARTICLE 2

                                    DEFINITIONS

Capitalized terms used throughout this Plan Document shall have the meanings set out in this Article 2, except as otherwise expressly provided in this Plan Document or where the context clearly indicates otherwise.

2.1    BOARD means the Board of Trustees of CenterPoint Properties Trust.

2.2 CODE means the Internal Revenue Code of 1986, as amended, and corresponding provisions of any subsequent law.


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2.3    COMMITTEE means the committee described in Section 3.1.

2.4    COMMON SHARES means the common shares of CenterPoint Properties Trust.

2.5    COMPANY means CenterPoint Properties Trust.

2.6 EMPLOYEE means an individual employed by and receiving compensation from CenterPoint Properties Trust or a Subsidiary.

2.7 FAIR MARKET VALUE means the average of the closing prices of the sales of Common Shares on all securities exchanges on which the Common Shares may at the time be listed.

2.8    GRANT DATE means the date on which the Committee grants a particular
       Option.

2.9    GRANTEE means the individual to whom an Option is granted.

2.10 HOLDER means the Grantee of an Option or other person entitled to exercise the Option under the terms hereof.

2.11 INCENTIVE STOCK OPTION means an Option designated as an incentive stock option under section 422 of the Code.

2.12 INDEPENDENT TRUSTEE means a member of the Board who is not also an officer or Employee of the Company or any Subsidiary.

2.13 MAXIMUM OPTION PERIOD means the period beginning on the Grant Date and ending on the day prior to the tenth anniversary of the Grant Date or, in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the day prior to the fifth anniversary of the Grant Date.

2.14   MINIMUM OPTION PRICE means

       (a) in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, 110 percent of the Fair Market Value of the Common Stock that may be purchased pursuant to such Option, determined as of the date the Option was granted; and

       (b) in the case of an Incentive Stock Option granted to any other Employee or a Nonqualifed Option granted to an Employee or Independent Trustee, 100 percent of the Fair Market Value of the Common Stock that may be purchased pursuant to such Option, determined as of the date the Option was granted.


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2.15   NONQUALIFIED OPTION means an Option not designated as an incentive stock option under section 422 of the Code.

2.16   OPTION means an option granted pursuant to this Plan.

2.17   OPTION AGREEMENT means a written instrument evidencing an Option.

2.18 OPTION PERIOD means the period beginning on the Grant Date and ending on the date set by the Committee, provided, however, that such period shall not exceed the Maximum Option Period.

2.19 OPTION PRICE means the price at which Common Shares may be purchased pursuant to an Option.

2.20 PARENT means a parent corporation as defined in section 424(e) of the Code (which provides generally for ownership of 50 percent or more of the total combined voting power of all classes of stock).

2.21 RESERVED SHARES means the shares authorized for issuance under the Plan pursuant to Section 4.1, adjusted as provided in Section 4.2.

2.22 SUBSIDIARY means a subsidiary corporation as defined in section 424(f) of the Code (which provides generally for ownership of 50 percent or more of the total combined voting power of all classes of stock).

2.23 TEN PERCENT SHAREHOLDER means a person who, at the time an Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of shares of beneficial interest in CenterPoint Properties Trust or of a Parent or Subsidiary.


                                     ARTICLE 3

                                   ADMINISTRATION

3.1 ADMINISTRATION BY THE COMMITTEE. The Plan shall be administered by the Committee, and membership of the Committee shall be restricted to Independent Trustees.


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3.2    POWERS.  The Committee shall have authority, in its discretion, to: (i)
       determine the Employees (from among the class of Employees eligible to receive Options) to whom Options shall be granted; (ii) determine the time or times at which Options shall be granted; (iii) determine the Option Price, which price shall not be less than the Minimum Option Price; (iv) determine whether Options shall be Incentive Stock Options or Nonqualified Options; (v) determine the form in which the Option Price may be paid (e.g., in the form of cash, promissory notes payable to the Company, the surrender to the Company of Common Shares currently owned by the Employee or any combination of the foregoing); (vi) determine the Option Period (provided that no Option Period may be longer than the Maximum Option Period); (vii) determine (subject to
       Article 7) the time or times when each Option shall become exercisable and the duration of the exercise period; and (viii) interpret the provisions of the Plan. All decisions made by the Committee regarding the Plan are final and conclusive.


                                     ARTICLE 4

                               SHARES SUBJECT TO PLAN

4.1 LIMITATION. With respect to calendar year 1998, the maximum number of Common Shares that may be issued pursuant to Options granted under the Plan will be the total of (i) ten (10%) percent of the number of Common Shares outstanding on May 1, 1998 (rounded downward if necessary to eliminate fractional shares) minus (ii) the number of Common Shares under Options which were granted prior to May 1, 1998 plus (iii) the number of Common Shares with respect to which previously granted Options have expired. Thereafter, the maximum number of Common Shares that may be issued pursuant to Options granted under the Plan will be the total of (i) ten (10%) percent of the number of Common Shares outstanding on the last day of the preceding calendar year (rounded downward if necessary to eliminate fractional shares) minus (ii) the number of Common Shares under Options which were granted prior to the last day of the preceding calendar year plus (iii) the number of Common Shares with respect to which previously granted Options have expired. For purposes of calculating the number of outstanding Common Shares, all classes of securities that are convertible presently or in the future into Common Shares are deemed to be outstanding Common Shares equal to the number of Common Shares into which such securities are convertible, and no subsequent reduction in the number of outstanding Common Shares (other than as a result of a reverse stock split or similar recapitalization) will reduce the number of Common Shares previously made available for option grants under the Plan. In no event may the total number of Options issued as Incentive Stock Options under the Plan plus the total number of Common Shares issued upon the exercise of Incentive Stock Options under the Plan exceed 3,000,000. No more than 250,000 Common Shares may be granted to any



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       one individual in any calendar year.  The maximum aggregate number of shares that may be issued under this Plan shall be subject to adjustment as provided in Section 8.1.

4.2 ADJUSTMENTS. The number of Reserved Shares available to the Plan shall be reduced upon the grant of an Option by the number of shares that may be purchased pursuant to such Option and shall be increased by the number of shares not purchased under Options which have expired or have been terminated or canceled.


                                     ARTICLE 5

                                   PARTICIPATION

5.1 ELIGIBLE EMPLOYEES. Every member of the Board, and every officer of the Company or any Subsidiary or other employee of the Company or any Subsidiary who has been employed by the Company or any Subsidiary for at least one year, as the Committee in its sole discretion designates, is eligible to participate in the Plan. The Committee's designation of a person as a participant in any year does not require the Committee to designate that person to receive an award under the Plan in any other year or, if so designated, to receive the same award as any other participant in any year. The Committee may consider such factors as it deems pertinent in selecting participants and in determining the amount of their awards, including without limitation: (i) the financial condition of CenterPoint Properties Trust or its Subsidiaries;
       (ii) expected profits for the current or future years; (iii) the contributions of an eligible employee to the profitability and success of CenterPoint Properties Trust or its Subsidiaries; and (iv) the adequacy of the eligible employee's other compensation. The Committee, in its discretion, may grant Options to an employee, even though stock, stock options, stock appreciation rights, or other benefits previously were granted to such employee under this or another plan of CenterPoint Properties Trust or any Subsidiary, whether or not the previously granted benefits have been fully exercised. A person who has participated in another benefit plan of CenterPoint Properties Trust may also participate in the Plan.

5.2 NO RIGHT OF EMPLOYMENT. Nothing in the Plan or in any Option shall confer any right on an employee to continue in the employ of CenterPoint Properties Trust or shall interfere in any way with the right of CenterPoint Properties Trust to terminate such employee's employment at any time.

5.3 FORMULA GRANTS FOR INDEPENDENT TRUSTEES. Notwithstanding any provision of this Plan to the contrary, each Independent Trustee shall receive an Option for 3,000 shares with an Option Price equal to Fair Market Value at the time the Option is issued upon election to the Board and an Option for 3,000 shares with an Option Price equal to Fair Market Value at the time the Option is issued upon each re-election of such Independent Trustee to the


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       Board.  Independent Trustees shall not be eligible to receive any other options under the Plan.


                                     ARTICLE 6

                                 OPTION AGREEMENTS

6.1 WRITTEN AGREEMENT. An Option shall be evidenced by an Option Agreement specifying the number of shares of Common Stock that may be purchased by its exercise, the Option Price, the Option Period, and the times at which the Option may be exercised, and such other terms as the Committee may specify in accordance with Section 3.2.

6.2 OPTION PRICE. The Option Price shall be determined by the Committee but in no event shall the Option Price be less than the Minimum Option Price.

6.3 TRANSFER OF OPTION. An Option shall not be transferable other than by will or the laws of descent and distribution. During the Grantee's lifetime, an Option shall be exercisable only by the Grantee, except as otherwise provided herein. The Committee shall permit the transfer of the Option, on the Grantee's death, to the Grantee's estate and shall permit the exercise of the Option, during the Grantee's lifetime, by the Grantee's guardian or legal representative.

6.4 OTHER TERMS. Each Option agreement shall contain such other terms and conditions consistent with the Plan as the Committee shall determine.

                                     ARTICLE 7

                                EXERCISE OF OPTIONS

7.1 EXERCISABILITY. Each Option shall be exercisable only during the Option Period and shall be exercisable at such times as may be determined by the Committee and specified in the Option Agreement.

7.2    TERMINATION OF EMPLOYMENT


       (a) RETIREMENT. In the case of retirement of the Grantee on or after the date the Grantee attained age 65, any Option that is not exercisable on the date of retirement shall expire immediately. The Option Period for any Option that is exercisable on the date of retirement shall terminate on the date that is three months after the date of retirement, or on the otherwise applicable termination date, whichever is sooner.


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       (b)     DISABILITY.  In the case of termination of employment of the
               Grantee due to total and permanent disability, any Option that is not exercisable on the date of such termination shall expire immediately. The Option Period for any Option that is exercisable on the date of such termination shall terminate on the date that is six months after the date of such termination, or on the otherwise applicable termination date, whichever is sooner.

       (c) DEATH. In the case of death of the Grantee, any Option that is not exercisable on the date of death shall expire immediately. The Option Period for any Option that is exercisable on the date of death shall terminate on the date that is one year after the date of death, or on the otherwise applicable termination date, whichever is sooner.


       (d) OTHER TERMINATION OF EMPLOYMENT. If the Grantee ceases to be employed by CenterPoint Properties Trust or a Subsidiary for any reason other than death, disability or retirement on or after attaining age 65, all Options held by the Grantee shall lapse at the close of business on the Grantee's last day of employment.

7.3 NOTICE OF EXERCISE. A person electing to exercise an option shall give written notice, in such form as the Committee may require, of such election to the Secretary of CenterPoint Properties Trust.

7.4 PAYMENT. Notice of exercise shall be accompanied by tender of the full purchase price for Common Shares for which the election is made. Such payment shall be made in cash or current funds, or in such other form as the Committee in its discretion permits (including payment in Common Shares at their Fair Market Value or delivery of a promissory note); provided, however, that in connection with the exercise of an Incentive Stock Option the Committee shall not permit payment of the purchase price in any form of payment that was not permissible under this Plan at the time such Option was granted.

7.5 PARTIAL EXERCISE. An Option may be exercised in whole or in part (subject to the terms of the Option Agreement) provided that not fewer than 100 shares may be purchased pursuant to a single notice of exercise unless such notice pertains to the entire number of shares then covered by the Option.

7.6 VESTING UPON A CHANGE OF CONTROL. Notwithstanding anything to the contrary contained in any Stock Option Agreement, all Options heretofore or hereafter granted pursuant to the Plan which have not previously become exercisable shall become exercisable upon the occurrence of a Change of Control (as defined below).

       As used herein, "Change of Control" means the occurrence of any of the following events:


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            (A)     Any individual, entity or group (within the meaning of
       Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the then outstanding voting securities of the Company; provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion rights), (ii) any acquisition by the Company or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company; or

            (B) Individuals who, as of the date hereof, constitute the Board of Trustees of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Trustees of the Company; provided, however, that any individual becoming a trustee subsequent to the date hereof whose nomination for election by the Company's shareholders was approved by a vote of at least a majority of the trustees then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, unless such individual's initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Trustees; or

            (C) The shareholders of the Company approve a reorganization, merger or consolidation, unless, following such reorganization, merger or consolidation, (i) more than sixty percent (60%) of the then outstanding shares of common shares of the entity resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors or trustees, as the case may be, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the outstanding Common Shares of the Company immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the outstanding Common Shares of the Company, (ii) no Person (excluding the Company, any employee benefit plan or related trust of the Company or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, twenty percent (20%) or more of the Common Shares of the Company) beneficially owns, directly or indirectly, twenty percent (20%) or more of the then outstanding shares of common stock of the entity resulting from such reorganization, merger or consolidation and (iii) at least a majority of the members of the board of directors or trustees, as the case may be, of the entity resulting from such


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       reorganization, merger or consolidation were members of the Incumbent
       Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

            (D) The shareholders of the Company approve (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company.

       Notwithstanding anything contained in this Plan to the contrary, if a Grantee's employment is terminated before a "Change of Control" as defined in this Section 7.6 and the Grantee reasonably demonstrates that such termination was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change of Control and who effectuates a Change of Control, then for all purposes of this Plan, the date of a Change of Control with respect to such Grantee shall mean the date immediately prior to the date of such termination of the Grantee's employment.

                                     ARTICLE 8

                             CHANGES IN CAPITALIZATION

8.1    ADJUSTMENT PROVISIONS

       (a)  In the event that:

               (i) The outstanding Common Shares are exchanged, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, for a different number or class of shares of stock or other securities of CenterPoint Properties Trust or for shares of stock or other securities of any other corporation;

               (ii) A recapitalization, split-up or combination of Common Shares is effected;

               (iii) New, different or additional shares or other securities of CenterPoint Properties Trust or of another corporation are received by the holders of Common Shares, in respect of their ownership of Common Shares; or

               (iv)   Any stock dividend is made to the holders of Common
            Shares;

       (b)  Then the Committee shall make the appropriate adjustment to:


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               (i)    The number and class of shares or other securities that
            may be issued pursuant to exercise of Options;

               (ii) The purchase price to be paid per share under outstanding Options, and

               (iii)  The number of shares covered by each outstanding Option.

8.2 DISSOLUTION. Upon the dissolution of CenterPoint Properties Trust, the Plan shall terminate and all Options previously granted shall lapse on the date of such termination.


                                     ARTICLE 9

                              MISCELLANEOUS PROVISIONS

9.1 TAX WITHHOLDING. CenterPoint Properties Trust, if necessary or desirable, may pay or withhold the amount of any tax attributable to any shares deliverable under this Plan, and CenterPoint Properties Trust may defer making delivery until it is indemnified to its satisfaction for that tax.

9.2 COMPLIANCE WITH LAW. Options are exercisable, and shares can be delivered under this Plan, only in compliance with all applicable federal and state laws and regulations, including without limitation state and federal securities laws, and the rules of all stock exchanges on which the Common Shares are listed at any time. Options may not be exercised and shares may not be issued under this Plan until the Company has obtained the consent or approval of every regulatory body, federal or state, having jurisdiction over such matters as the Committee deems advisable. Each person or estate that acquired the right to exercise an Option by bequest or inheritance may be required by the Committee to furnish reasonable evidence of ownership of the Option as a condition to the exercise of the Option. In addition, the Committee may require such consents and releases of taxing authorities as the Committee deems advisable.

9.3 STOCK LEGENDS. Any certificate issued to evidence Options or to evidence shares issued under the Plan shall bear such legends and statements as the Committee deems advisable to assure compliance with all federal and state laws and regulations.

9.4 RIGHTS OF SHAREHOLDERS. No Grantee, and no beneficiary or other person claiming through a Grantee, shall have any interest in any shares of Common Shares allocated for the purposes of the Plan or subject to any Option until such shares of Common Shares shall have been issued to such person. The existence of the Options shall not affect the right or power of CenterPoint Properties Trust or its shareholders to make adjustments,


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       recapitalizations, reorganizations or other changes in the capital structure or business of CenterPoint Properties Trust; issue bonds, debentures, preferred or prior preference stocks affecting the Common Shares of CenterPoint Properties Trust or the rights thereof; dissolve CenterPoint Properties Trust, or sell or transfer any part of its assets or business, or do any other corporate act, whether of a similar character or otherwise.

9.5 LIABILITY OF CENTERPOINT PROPERTIES TRUST. CenterPoint Properties Trust, its Parent or any Subsidiary, shall not be liable to a Grantee or any other person as to:

       (a) NON-ISSUANCE OF SHARES. The non-issuance or sale of shares as to which CenterPoint Properties Trust has been unable to obtain from any regulatory body having jurisdiction the authority deemed by counsel to CenterPoint Properties Trust to be necessary to the lawful issuance and sale of any shares hereunder; and

       (b) TAX CONSEQUENCES. Any tax consequences expected but not realized by any Grantee or other person due to the exercise of any Option granted hereunder.

9.6 CHOICE OF LAW. The validity, interpretation and administration of the Plan and of any rules, regulation, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Illinois. Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the Laws of the State of Illinois without regard to the place where the act or omission complained of took place, the residence or any party to such action or the place where the action may be brought.

9.7 AMENDMENT AND TERMINATION OF THE PLAN. The Board may alter, amend or terminate this Plan from time to time without approval of the shareholders, provided, however, that without the approval of the shareholders no amendment will be effective that:

       (a) materially increases the benefits accruing to participants under the Plan;

       (b) increases (other than by operation of the provisions of Section 8.1 hereof) the aggregate number of shares that may be delivered upon the exercise of Options granted under the Plan;

       (c) materially modifies the eligibility requirements for participation in the Plan; or

       (d)  amends the requirements of this Section.

       Any amendment, whether with or without the approval of the shareholders, that alters the terms or provisions of an Option granted before the amendment (unless the alteration is


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       expressly permitted under this Plan or under the terms of the Option
       Agreement) will be effective only with the consent of the Grantee or of the Holder.

9.8 DURATION OF THE PLAN. The Plan shall terminate upon dissolution of CenterPoint Properties Trust or upon an amendment to terminate the Plan as provided in Section 9.7. If not previously terminated, the Plan shall terminate on July 31, 2003. Termination of the Plan other than upon dissolution of CenterPoint Properties Trust shall not affect the rights of any Grantee or other Holder of an Option except to the extent specifically provided in the Option Agreement.

9.9 EFFECTIVE DATE. The Plan is effective as of the date adopted by the Board, subject to approval by the shareholders of CenterPoint Properties Trust.


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